                Exhibit 99.1

Natural Gas Services Group Acquires Flatrock Compression

June 15, 2026

•$120 million cash and stock acquisition is immediately and materially accretive
•Diversifies NGS's customer mix while adding multiple new large customers
•Strategic acquisition deepens NGS’s operational footprint across the Permian Basin and Eagle Ford
•Significantly expands the Company’s large horsepower and electric motor driven compression solutions
•Existing credit facility increased to $500 million in conjunction with acquisition
•NGS to host a conference call on Monday, June 15, 2026, at 10:00 a.m. Eastern Time

SOUTHLAKE, Texas, June 15, 2026 (GLOBE NEWSWIRE) -- Natural Gas Services Group, Inc. ("NGS" or the "Company") (NYSE: NGS), a leading provider of natural gas compression equipment, technology, and services to the energy industry, today announced that it has acquired Flatrock Compression Holdings ("Flatrock") for $120 million of consideration consisting of $110 million in cash and $10 million of newly issued NGS common stock.

Flatrock is a leading provider of rental compression services with operations in the Permian Basin and Eagle Ford. Founded in 2001, Flatrock has a current rented fleet of approximately 86,000 horsepower with a significant majority consisting of large horsepower units and electric motor driven units. Overall, the Flatrock fleet is currently 95% utilized by horsepower.

"This acquisition represents an important strategic step for NGS," said Justin Jacobs, Chief Executive Officer of NGS. "Flatrock has built a high-quality compression business with a strong reputation for field execution, operational excellence, and customer service. The company has assembled an attractive compression fleet, which has grown organically at comparable rates to NGS. "

"This acquisition increases our operational density in both the Permian Basin and Eagle Ford, adds meaningful customer diversification and attractive opportunities for growth with several new large customers, and complements our fleet with the addition of significant large horsepower and electric motor units. Just as importantly, Flatrock's culture aligns closely with ours, as both organizations are committed to safety, operational excellence, and delivering innovative and reliable compression solutions to customers. This is not only a strategic transaction, but also a highly attractive financial acquisition as the purchase price represents an approximate 6.2x Adjusted EBITDA multiple and it is immediately accretive to key financial metrics."

“I would like to welcome all the employees of Flatrock to NGS—together, we will continue to grow faster than our competitors and lead the industry in technology and innovation. I would also like to thank all the employees of NGS for their hard work and dedication as well as our lending partners, both existing and new, who helped facilitate this transaction.”

B.J. Ellis, Chief Executive Officer of Flatrock, said, "We are proud of the business our team has built and the reputation we have earned with our customers over many years. Our success has been driven by great people, operational discipline, technical expertise, and a relentless focus on customer service. After evaluating the opportunities available to our company, we believe NGS is the right partner to build upon that foundation. The combined organization will have greater scale, expanded capabilities, and additional growth opportunities for both our employees and customers. We are excited to join the NGS team and help drive the next phase of growth."

                Exhibit 99.1

Compelling Strategic and Financial Acquisition

•Adds a high-quality rental compression business with strong field operations and an established reputation for customer service.
•Diversifies NGS's customer base while adding multiple new large customers.
•Increases operational density in the Permian Basin and Eagle Ford, enhancing service capabilities and operational efficiency.
•Adds a business with organic growth characteristics similar to NGS.
•Combines highly complementary fleets with similar mix of horsepower size, models, and key components including engine type and compressor type.
•Attractive acquisition multiple of 6.2x first quarter 2026 Annualized Adjusted EBITDA (pre-synergies)1.
•Highly accretive across key financial metrics and supportive of shareholder value creation.
•NGS remains prudently leveraged with pro forma leverage ratio of approximately 3x.

Expanded Credit Facility

In connection with the transaction, NGS entered into the Fifth Amendment to its existing credit agreement, which increased the Company’s committed credit facility from $400 million to $500 million while retaining the $100 million accordion feature that, subject to lender approval and collateral availability, can be used to increase the maximum commitment to $600 million. Following the transaction, the Company remains well-positioned with meaningful liquidity under its expanded credit facility.

Conference Call Details

NGS will host a conference call on Monday, June 15, 2026, at 10:00 a.m. Eastern Time to discuss the transaction and review the investor presentation released in the Form 8-K.

To listen to the call via webcast, please visit the Investor Relations section of the Company's website at www.ngsgi.com. Participants may also join by telephone by dialing (800) 550-9745 and entering conference ID: 167298. A replay of the conference call will be available on the Company's website following the event.

(1) Represents NGS management forecasted last quarter annualized (“LQA”) Adjusted EBITDA of Flatrock at March 31, 2026, based on financial information provided by Flatrock and excluding expected synergies. Adjusted EBITDA is a non-GAAP financial measure. Please see below under “Supplemental Non-GAAP Financial Measures.”

Advisors

Gibson, Dunn & Crutcher LLP served as legal advisor and Intrepid Partners, LLC served as financial advisor to NGS. Carol Burke of CBurke Legal PLLC and Nelson Mullins Riley & Scarborough LLP served as legal advisors and Amy Nelson of Greenridge Advisors, LLC served as financial advisor to Flatrock.

About Natural Gas Services Group, Inc.

Natural Gas Services Group is a leading provider of natural gas and electric compression equipment, technology and services to the energy industry. The Company rents, designs, installs, services and maintains natural gas and electric compressors for oil and natural gas production and processing facilities and midstream infrastructure. NGS is headquartered in Southlake, Texas, with an administrative office in

                Exhibit 99.1

Midland, Texas, an assembly facility located in Tulsa, Oklahoma, and service facilities located in major oil and natural gas producing basins throughout the United States.

About Flatrock Compression Holdings

Flatrock Compression provides safe, reliable rental compression services to oil and natural gas producers and midstream companies utilizing both gas engine and electric motor driven compression. The company also delivers patented gas lift facility solutions designed to maximize production by minimizing downtime and reducing associated methane emissions. Flatrock operates throughout the Permian Basin and Eagle Ford regions of Texas and has served the oil and gas industry since 2001.

Cautionary Statement Regarding Forward-Looking Statements

This Release includes certain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and information pertaining to us, the acquisition (the “Acquisition”) of Flatrock Compression Holdings, LLC (“Flatrock”), our industry and the oil and gas industry that is based on the beliefs of our management, as well as assumptions made by and information currently available to our management. All statements, other than statements of historical fact included in this Release are forward-looking statements. When used in this Release, the words “may,” “will,” "expect," “anticipate,” “estimate,” "guidance," “believe,” "continue," "intend," “plan,” “budget” and similar words are intended to identify forward-looking statements.

These forward–looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of the Company. Forward–looking information includes, but is not limited to, statements regarding: the anticipated benefits of the Acquisition; the expectation that the acquisition will be immediately and meaningfully accretive; expectations regarding earnings, cash flow, and shareholder value creation; and expectations regarding future growth, competitive position, plans and objectives. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as required by applicable law. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2025, and its other filings with the SEC. All forward-looking statements in this Release are expressly qualified by the cautionary statements and by reference to the underlying assumptions that may prove to be incorrect.

While the Company believes that the assumptions concerning future events are reasonable, investors are cautioned that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Some of these factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) conditions in the oil and gas industry, including the supply and demand for oil and gas and volatility in the prices of oil and gas; (ii) changes in general economic conditions, inflationary pressures, the potential for impact on our financial condition, results of operations and cash flows; (iii) our reliance on major customers; (iv) failure of projected organic growth due to adverse changes in the oil and gas industry, including depressed oil and gas prices, oppressive environmental regulations and competition; (v) our inability to achieve increased utilization of assets, including rental fleet utilization and monetizing other non-cash balance sheet assets; (vi) failure of our customers to continue to rent equipment after expiration of the primary rental term; (vii) our ability to economically develop and deploy new technologies and services, including technology to comply with health and environmental laws and regulations; (viii) failure to successfully integrate and achieve accretive financial results in connection

                Exhibit 99.1

with any acquisitions we may make, including the Acquisition; (ix) unforeseen liabilities acquired in the Acquisition; (x) fluctuations in interest rates; (xi) our ability to make dividends, distributions and share repurchases; (xii) changes in regulation or prohibition of new well or current completion techniques; (xiii) competition among the various providers of compression services and products; (xiv) changes in safety, health and environmental regulations; (xv) changes in economic or political conditions in the markets in which we operate; (xvi) the inherent risks associated with our operations, such as equipment defects, malfunctions, natural disasters and adverse changes in customer, employee and supplier relationships; (xvii) our inability to comply with covenants in our debt agreements and the decreased financial flexibility associated with our debt; (xviii) inability to finance our future capital requirements and availability of financing; (xix) cybersecurity threats, including increased use of artificial intelligence and other emerging technologies; (xx) capacity availability, costs and performance of our outsourced compressor fabrication providers and overall inflationary pressures; (xxi) impacts of world events, such as acts of terrorism, the conflicts in Iran, Ukraine, Venezuela and the greater Middle East, and significant economic disruptions and adverse consequences resulting from possible long-term effects of potential pandemics and other public health crises; and (xxii) general economic conditions.

The financial and operating estimates contained in this Release represent our reasonable estimates as of the date of this Release. Neither our independent auditors nor any other third party has examined, reviewed or compiled the estimates and, accordingly, neither of the foregoing expresses an opinion or other form of assurance with respect thereto. The assumptions upon which the estimates are based are described in more detail herein. Some of these assumptions inevitably will not materialize, and unanticipated events may occur that could affect our results. Therefore, our actual results achieved during the periods covered by the estimates will vary from the estimated results. Investors are not to place undue reliance on the estimates included herein.

Supplemental Non-GAAP Financial Measures

This Release includes financial measures that are not in accordance with accounting principles generally accepted in the United States (“GAAP”), such as “Adjusted EBITDA.” While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. The Company defines “Adjusted EBITDA” as net income (loss) before interest, taxes, depreciation and amortization, as well as an increase in inventory allowance, impairments, retirement of rental equipment, nonrecurring restructuring charges including severance and non-cash equity-classified stock-based compensation expenses. This term, as used and defined by us, may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, management believes Adjusted EBITDA is useful to an investor in evaluating our operating performance. Note that to the extent forward-looking non-GAAP financial measures are provided herein, they are not reconciled to comparable forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. The Company defines “leverage” consistent with its credit facility and means, as of the last day of each fiscal quarter, the ratio of (i) all Funded Debt as of such date to (ii) Annualized EBITDA as of such date.

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